[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.36

AMENDMENT No. 6

This Amendment No. 6 (the “Amendment”) to the Agreement dated 1 September 2006 by and between

(1)	ASTRAZENECA AB, a company incorporated in Sweden under no. 556011-7482 with registered offices at 151 85 Södertälje and with offices at SE-431 83, Mölndal, Sweden (“AstraZeneca”); and
(2)	DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation with offices at 2929 Seventh Street, Suite 100, Berkeley, CA 94710-2753, USA (“Dynavax”)

as amended (the “Agreement”) is made effective as of 8th December 2014 (the “Amendment Effective Date”).

Recitals

WHEREAS, the Research Term has expired and the Joint Research has been completed; and

WHEREAS, under the Agreement, AstraZeneca has nominated AZD1419 as Lead Compound; and

WHEREAS, under the Agreement, AstraZeneca has the responsibility, as set forth therein, for Developing Candidate Drugs selected and Commercialising Products and Combination products and for costs associated with the Development and Commercialisation; and

WHEREAS, in furtherance of the Development of AZD1419 the Parties agreed in Amendment No 4 that Dynavax would carry out certain portions of the Development, primarily consisting of the Phase I Study and the Phase II a Study, as more closely described and on the terms set forth in the Amendment No 4; and

WHEREAS, the Parties agreed in Amendment No 5 to revert parts of the work allocation agreed in Amendment No 4 so that after completion by Dynavax of the Phase I Study, AstraZeneca would resume responsibility for carrying out the Phase II a Study and all subsequent Development of AZD 1419 under the Agreement as envisaged prior to the adoption of the changes set out in Amendment No 4; and

WHEREAS, the Parties now wish to further change the allocation of Development work to be carried out between the Parties under the Agreement by agreeing that Dynavax shall reassume the responsibility for carrying out the Phase II a Study. For the avoidance of doubt, AstraZeneca shall remain responsible for carrying out all subsequent Development of AZD1419 under the Agreement.

WHEREAS, in addition to the agreed work allocation, the Parties acknowledge and agree that the numbering in Sections 1.124 though 1.139 in Amendment 4 and 5 may need clarification. Therefore, the Parties agree that in addition to agreed amendments thereto, to reinstate all Sections 1.124 though 1.139 with correct numbering for clarity.

WHEREAS, the parties desire to further amend, modify and restate certain terms and conditions of the Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1	Definitions
Any capitalized term not separately defined in this Amendment shall have the meaning ascribed to it in the Agreement.
2	Modifications
2.1	The following modifications and clarifications shall be inserted immediately after Section 1.123 of the Agreement as new or renumbered Sections 1.124 trough 1.138.
“1.124“AZD 1419” means Lead Candidate coded by AstraZeneca as AZD1419.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.125“Anti-Corruption Laws” means the US Foreign Corrupt Practices of 1977, the UK Bribery Act 2010 and any other Applicable Law for the prevention of fraud, corruption, racketeering, money laundering and/or terrorism.

1.126“Authority” means any court or government body, whether national, supranational, federal, state, local, foreign or provincial, including any political subdivision thereof, including any department, commission, board, bureau, agency, or other regulatory or administrative governmental authority or instrumentality, and further including any quasi-governmental person or entity exercising the functions of any of these.

1.127“Commercially Sensitive Information” means any and all commercially or strategically sensitive information relating to the business of a Party or its Affiliates, including information about prices and pricing policies, cost structures and business strategies.

1.128“External Interactions Policy” means the AstraZeneca Global Policy – External Interactions available at www.AstraZeneca.com following the links Responsibility / Code, policies & standards / Policies & standards / External interactions, as in force from time to time.

1.129“Group” means a Party and its Affiliates.

1.130“Key Requirements” means the key requirements to be met by AstraZeneca external contractors and suppliers as required by the External Interactions Policy, which requirements are set forth on Schedule 1.

1.131“Material Anti-Corruption Law Violation” means a violation of any Anti-Corruption Law which would if it was publicly known, in the reasonable view of AstraZeneca, have a material adverse effect on Dynavax or on the reputation of AstraZeneca because of its relationship with Dynavax.

1.132“Phase I Study” means the clinical study regarding AZD1419 with the design, endpoint, number of subjects and time plan described, and otherwise as described, in the Amendment Development Phase I Study Plan, attached hereto as a Schedule 2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.133“Phase II a Study” means the clinical study regarding AZD1419 with the design as described, in the Amendment Development Phase II a Study Plan, attached hereto as a Schedule 3.

1.134“Phase II a Manufacturing Services” means the manufacturing of Compound with a quality and in a quantity sufficient, and further in accordance with the specifications and conditions set forth in Schedule  4, attached hereto, for the purpose of carrying out the Phase II a Study.

1.135“Sub-Contract” means any contract between Dynavax and a third party pursuant to which Dynavax perform its obligations under this Agreement.

1.136“Sub-Contractor” means a Person with whom Dynavax enters into a Sub-Contract or such Person’s employees, servants or agents, and any further third party with whom that Person enters into a sub-contract or such further third party’s employees, servants or agents.

1.137“Toxicology Study” means the twelve weeks toxicology studies being part if the Phase I Study as described in Schedule 5 attached hereto.
1.138“Dynavax Development Work” means the Phase I Study, the Phase II a Manufacturing Services and the Phase II a Study.”

The space for Section 1.139 shall be left blank.

2.2	The Sections 8.2.B, 8.2 C and 8.2.D are hereby deleted and shall be replaced by new Sections 8.2.B, 8.2.C and 8.2.D .

“8.2. BNotwithstanding what is stated in Section 8.2; Dynavax shall be responsible for completing the Dynavax Development Work in accordance with the budget and plan agreed by JSC and with what is otherwise stated herein. Upon the request of Dynavax, AstraZeneca agrees to provide necessary and reasonable assistance for the purpose of timely completion of the Phase II a Study. Upon completion of the Dynavax Development Work such Regulatory Documentation, Regulatory Filing and,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

as applicable, Health Registration Approvals, generated by Dynavax shall be transferred to AstraZeneca free of charge in a format useful and suitable for AstraZeneca for the purpose of being able to continue the Development and carry out Commercialisation in accordance with this Agreement.

8.2. CWithout prejudice to what is stated in Section 8.3.2, Dynavax shall be responsible for developing Regulatory Documentation and preparing and submitting Regulatory Filings and, as applicable, maintain Health Registration Approvals for AZD1419 for the purpose of the Dynavax Development Work. Upon completion of the Dynavax Development Work, such Regulatory Documentation, Regulatory Filing and, as applicable, Health Registration Approvals, shall be transferred to AstraZeneca free of charge in a format useful and suitable for AstraZeneca for the purpose of being able to continue the Development and carry out Commercialisation on accordance with the Agreement. Sections 8.2, 8.3.4 and 8.3.5 shall apply mutatis mutandis to Dynavax regarding its conduct thereof.

Dynavax shall use Commercially Reasonable Efforts to carry out the Dynavax Development Work. For the avoidance of doubt, AstraZeneca’s obligation to use Commercially Reasonable Efforts as set forth in Sections 8.2 and 8.10 shall be deemed to have been fulfilled, and deemed to continue to be fulfilled, for as long as the Dynavax Development Work is ongoing.

8.2. DImmediately upon completion of the Dynavax Development Work, or at any other time before such completion as decided from time to time by the JSC, Dynavax shall make available and transfer to AstraZeneca any Dynavax Know-How, compounds and other materials generated by or on behalf of Dynavax, solely or jointly with AstraZeneca or any Third Party, in the course of the Dynavax Development Work in a format useful and suitable for AstraZeneca to be able to continue the Development and carry out the Commercialisation in accordance with this Agreement.”

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3	The Sections 8.9. B and 8.9. C are hereby deleted and shall be replaced by new Sections 8.9. B, 8.9. C and 8.9. D.

“8.9. BNotwithstanding what is stated in Section 8.9, the Parties have agreed on a total estimated cost required for the Phase II a Study and the Phase II a Manufacturing Services to be [*] allocated as set forth in a) through b) which funding is reasonably assessed to cover all Dynavax’ fully loaded costs for all activities contained therein and all costs for outsourcing of services and other Third Party contracts required for the Phase II a Study and the Phase II a Manufacturing Services.

AstraZeneca shall provide the following funding as the sole compensation, subject to the reconciliation set forth in Section 8.9 C, to Dynavax for carrying out the Phase II a Study and the Phase II a Manufacturing Services:

(a)

Eight million U.S. Dollars ($ 8,000,000) payable within twenty (20) days following signature of this Amendment No 6 for the purpose of covering Dynavax’ costs for carrying out the 2015 agreed activities.

(b)

No later than 31st October each year for the duration of the Dynavax Development Work, Dynavax shall submit to AstraZeneca an invoice, including an accounting of all costs to be incurred by Dynavax pursuant to the plan and annual budget agreed by JSC for the purpose of the Phase II a Study and the Phase II a Manufacturing Services in the subsequent year. AstraZeneca shall pay such invoices within forty five (45) days of receipt of such invoice by AstraZeneca.

For the avoidance of doubt, the aggregate funding invoiced under Section 8.9. B (a) and (b) shall not exceed [*], unless separately approved by AstraZeneca under the following process.

If in the opinion of Dynavax, additional funding is necessary to complete the Phase II a Study, Dynavax shall provide the JSC with a fully loaded cost estimate and budget for outstanding activities and requested additional funding. Thereafter, the JSC shall discuss and decide whether any additional funding shall be approved and, if so,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the additional funding amount approved; provided however, that AstraZeneca shall be under no obligation to approve such additional funding.

If the JSC or AstraZeneca declines additional funding requested by Dynavax, Dynavax shall be under no obligation to expend any amount greater than the aggregate of the originally agreed total estimated cost and any previously approved additional funding requests.  Under such circumstances, prior to incurring the anticipated excess costs, the JSC shall agree upon reasonable modifications to the Phase II a Study (such as reduction in number of patients, sites, or study visits) to decrease its total cost consistent with the approved funding level.

No later than the 25th of October each year for the duration of the Dynavax Development Work, the JSC shall agree an annual budget for the purpose of the Phase II a Study and the Phase II a Manufacturing Services activities to be performed by Dynavax in the subsequent year.

8.9. C

Upon completion of Dynavax Development Work, Dynavax shall forthwith disclose to AstraZeneca in sufficient detail the costs spent or incurred by Dynavax for the completed Dynavax Development Work. Should the total spend and costs incurred have been lower than the amount paid by AstraZeneca for Dynavax Development Work then AstraZeneca may offset the amount corresponding to the excess paid by AstraZeneca from the next milestone payment under Section 9.4 or, if necessary, from royalty payments under Section 10.1. Should no further milestone or payment be due, whether due to AstraZeneca’s termination of this Agreement or otherwise, then Dynavax shall repay the amounts concerned to AstraZeneca within sixty (60) days of the date of completion of the Dynavax Development Work. This Section 8.9. C shall survive the expiration or termination of this Agreement.

8.9. D

Should Dynavax notify AstraZeneca in parallel with the submission of the final Phase II a Clinical Study Report (“Phase II a CSR”) to AstraZeneca, of a request for AstraZeneca to order study drug for the purpose of Phase II b Development work, AstraZeneca shall place an order (the “Order”) for the manufacturing of study drug

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with a quality and in a quantity sufficient to initiate Phase II b Development work (“Phase II b Materials”). Provided, however, that should AstraZeneca despite Commercially Reasonable Efforts not be able to identify a manufacturer to produce Phase II b Materials in sufficient quantity and quality in compliance with AstraZeneca’s internal processes, AstraZeneca shall inform Dynavax thereof and thereby be relieved from this undertaking.

Should AstraZeneca have identified an appropriate manufacturer for the purpose of manufacturing the Phase II b Materials but not placed an Order within one hundred and twenty (120) days after receipt of notification by Dynavax of its request for an Order to be placed, AstraZeneca shall be deemed to have served notice under Section 20.2 of its determination not to pursue the Development of AZD1419.”

2.4	The Section 25.2.is hereby deleted and shall be replaced by new Section 25.2.

“25.2. Address for Notice

For:	AstraZeneca AB
Address: AstraZeneca AB
SE-431 83 Mölndal
Sweden

Facsimile:+46 (0)31-776 38 71

For the attention of: Director, Scientific & Partnering Alliances, Respiratory/Inflammation

With a copy to:

Address:AstraZeneca UK Limited

1S92, Mereside
Alderley Park, Macclesfield, Cheshire
England SK10 4TF
Facsimile:+44 1625 518805

For the attention of: Deputy General Counsel

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

For:	Dynavax Technologies Corporation
Address: Dynavax Technologies Corporation
2929 Seventh Street
Suite 100
Berkeley, CA 94710-2753

Facsimile:(510) 848-1327

For the attention of: General Counsel

3	Counterparts

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together be deemed to constitute one agreement.  The parties agree that execution of this Amendment by exchanging facsimile or PDF signatures shall have the same legal force and effect as the exchange of original signatures.

4	Entire Agreement

This Amendment, together with the Agreement, as amended, constitutes the entire agreement between the parties with respect to the subject matter of the Agreement.  The Agreement together with this Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement, as amended.  All Attachments referred to in this Amendment are intended to be and are hereby specifically incorporated into and made a part of the Agreement.  The parties hereby agree that subject to the modifications specifically stated in this Amendment, all terms and conditions of the Agreement, as amended, shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS.]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Each party is signing this Amendment on the date stated opposite that party's signature.

DYNAVAX TECHNOLOGIES

CORPORATIONASTRAZENECA AB (publ)

By:     /s/ Eddie GrayBy:    /s/  Maarten Kraan

Name: eddie grayName:  Maarten Kraan

Title: CEOTitle: VP iMed RIA

Date:   12.4.2014Date: December 4, 2014

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1

KEY REQUIREMENTS — EXTERNAL INTERACTIONS POLICY

1.GIVING ITEMS OF VALUE TO HCPS/HCOS/PAYERS/PUBLIC OFFICIALS

1.1	The Counterparty must respect the independence of HCPs, HCOs, HCP Service Providers, Payers and Public Officials in whatever capacity they act.
1.2	The Counterparty must not seek to influence or reward HCPs, HCOs, HCP Service Providers, Payers or Public Officials in any improper way.
2.	PRODUCT INFORMATION AND PROMOTION

Counterparties engaged in any Promotion or Promotional Activity for AstraZeneca products must ensure:

(A)	all Promotional Activities and Promotional Materials are accurate, fair and balanced.
(B)

all Promotional Activities and Promotional Materials are free from ambiguity and allow the therapeutic value of AstraZeneca products to be assessed by HCPs and HCOs in the interest of optimal patient care.

(C)

Promotional Activities do not compromise the independence of decisions taken by HCPs and HCOs in prescribing medicines for patients, or the recommendation, purchase, administration, authorisation or supply of AstraZeneca products.

(D)

AstraZeneca Products are only promoted when the time is right to do so (which will never be before the AstraZeneca Product has been given the necessary market approvals).  Off Label uses of AstraZeneca products must never be promoted.

3.NON-PROMOTIONAL COMMUNICATIONS REGARDING OUR PRODUCTS

Counterparties engaged in Non-Promotional Communications regarding AstraZeneca products:

3.1

Must support the safe and effective use of AstraZeneca products.  Counterparties must not provide medical advice to members of the general public, but Counterparties may provide Non-Promotional educational and scientific information where this is appropriate and permitted by local law.

3.2

Must never undermine the relationship between HCPs and their patients.  All health-related information provided to members of the general public must be accurate, fair, not misleading, and support HCP-patient interaction

4.	MEETINGS AND ASSOCIATED HOSPITALITY

Counterparties engaged in organising meetings and associated hospitality relating to their activities for AstraZeneca must:

4.1

Ensure that every aspect of the Meeting is in keeping with the ABAC Principles, the External Interactions Policy and other AstraZeneca global policies and standards communicated by AstraZeneca to the Counterparty, and must in any event be appropriate in all the circumstances.

4.2	Meetings organised or sponsored by, or with the participation of, the Counterparty must always have an objectively justifiable business and/or medical education purpose.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.3	The venue and conduct of Meetings must always be modest, and appropriate for the business and/or medical education purpose of the Meeting.
4.4

Those AstraZeneca policies concerning payment, compensation or reimbursement for the attendance of HCPs, HCOs, HCP Service Providers, Payers and/or Public Officials at meetings which are provided to Counterparty must be strictly adhered to in all circumstances.

4.5

The venue, conduct or other arrangements made for Meetings must never be used to reward, influence or induce HCPs, HCOs, Payers or Public Officials to give the Counterparty business or a business advantage, nor create any appearance of doing so.

5.	ENGAGING HCPS AND OTHER MEDICAL AND SCIENTIFIC CONSULTANTS TO PROVIDE SERVICES TO THE COUNTERPARTY
5.1	Interactions with HCP Service Providers must at all times be professional exchanges, designed to enhance the practice of medicine to benefit patients.
5.2

Interactions with HCP Service Providers must be marked by integrity, transparency, ethical conduct and full compliance with applicable laws, regulations and accepted industry codes of practice and the relevant AstraZeneca policies communicated to the Counterparty.

5.3

HCP Service Providers must only be engaged where there is a legitimate need for their services and the relevant person is an appropriate candidate based on their qualifications and experience in the relevant subject matter or activity.

5.4

The level of compensation provided to an individual HCP Service Provider must not have, and must not create an impression that either Counterparty or AstraZeneca has undue influence on that HCP Service Provider due to the level of compensation received by that HCP Service Provider or otherwise.

6.	SAMPLES
6.1

Samples of AstraZeneca products must only be distributed to enable patients, through their HCPs, to become familiar with AstraZeneca products; to enable HCPs to gain experience with the use and prescription of an AstraZeneca product; to determine a particular patient’s response to an AstraZeneca product; or to evaluate clinical responses to an AstraZeneca product more widely.  Samples must not be distributed for any other purposes.

6.2	Samples must never be provided to HCPs for the purpose of enabling the HCP to profit or gain a business advantage from the use of the sample, or for any other improper purpose.
7.	DONATIONS, GRANTS, SPONSORSHIP AND PARTNERSHIPS
7.1

Counterparty should be committed to making a positive contribution to its local communities and supporting the work of others in the healthcare environment through contributions to charities or other non-profit organisations established for research, educational and/or charitable purposes; sponsorship of activities that may enhance Counterparty’s reputation; and, working in partnership with other organisations.

7.2	All such contributions and support by Counterparty must always be open and transparent.
7.3

Counterparty must be vigilant to ensure that any support provided in the form of Donations, Grants and Sponsorship or through Partnerships (collectively, “Support”) does not seek to improperly influence decisions concerning the supply or use of AstraZeneca products or the conduct of Counterparty’s business more generally, and that it is not provided in circumstances where it could be misconstrued as such.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.	PATIENT GROUPS

Where Counterparty has interactions with Patient Groups in connection with AstraZeneca products:

8.1

Counterparty must be committed to the advancement and understanding of medicines through open and transparent support of Patient Groups, which may include the provision of Donations and Sponsorship (often comprising or including in-kind assistance) of projects designed to enhance patient welfare.

8.2

No support must be given by Counterparty to a Patient Group in order to influence decisions concerning the supply or use of AstraZeneca products, nor made in circumstances where it could be misconstrued

9.	MARKET RESEARCH

Where the Counterparty is authorised to conduct Market Research in respect of AstraZeneca products:

9.1

Market Research activities in respect of AstraZeneca products must only be undertaken and used to address the Counterparty’s unmet information and business needs so that it is able to make better business decisions.

9.2	Market Research activities must not be undertaken or used to promote AstraZeneca products or to reward HCPs and HCOs for their willingness to prescribe, recommend or use the Products.
10.	NON-INTERVENTIONAL STUDIES
10.1

Counterparty must never in connection with any activities for AstraZeneca be involved in the decision to place a particular patient on a specific medicine.  That decision must be made solely by the patient’s HCP.

10.2

If there is a NIS relating to an AstraZeneca product, Counterparty must ensure the prescription of the AstraZeneca product is clearly separated from the decision to include a patient in an NIS.  NISs must not include any additional procedures (diagnostic or monitoring) and be observational in nature.  All collected data must undergo a formal analysis

11.	INVESTIGATOR SPONSORED STUDIES
11.1	The Counterparty must recognise the importance of ISSs in expanding scientific knowledge related to potential uses of AstraZeneca products.
11.2

The Counterparty may provide support to an ISS if its activities for AstraZeneca are suitable for an ISS.  The Counterparty must not , be considered to be the sponsor or undertake responsibilities which the applicable regulatory authority has designated as responsibilities of the sponsor.

12.	DEFINITIONS

The following capitalised terms have the following meanings for purposes of this Schedule:

“Consultant” means an HCP contracted and retained by the Counterparty to provide services to the Counterparty.

“Donation”  means monetary or funding given by the Counterparty to charities/non-profit organisations for which no return is required by or provided to the Counterparty.

“Gift” means any benefit of any kind, including but not limited to money, vouchers, goods, services or other non-financial benefits provided as a mark of appreciation or friendship.

“Grant” means a Donation that is such for a purpose specified by the Counterparty.

“HCO” means any healthcare organisation, which includes hospitals and other healthcare organisations, health insurers (including managed care organisations), pharmacies and formulary or benefit administrators and relevant staff and other individuals employed by, or otherwise affiliated with, such entities who may or do prescribe,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

administer, recommend, purchase, pay for, reimburse, authorise, approve or supply any AstraZeneca product or AstraZeneca service sold or provided by the Counterparty.

“HCP” means a healthcare professional, including any member of the medical, dental, pharmacy or nursing professions, along with their relevant associated administrative staff who may or does prescribe, administer, recommend, purchase, pay for, reimburse, authorise, approve or supply any AstraZeneca product or AstraZeneca service sold or provided by the Counterparty.

“HCP Service Provider” means an HCP, HCO or other medical or scientific advisor or company retained by the Counterparty to provide contracted services.

“Hospitality” means meals and invitations or tickets to social, entertainment, cultural or sporting events.

“ISS” means a clinical study that is independently initiated, designed and conducted by an external investigator (who assumes both the sponsor and principal investigator role) or medical institution, collaborative research group or academic research organisation (which assumes the Sponsor role and appoints principal investigator(s) for the study).

“Market Research” means the systematic gathering and interpretation of quantitative or qualitative data on the market environment from HCPs and patients using statistical and analytical methods to gain insight and support decision making.  It does not include the gathering and interpretation or ‘real world evidence’.

“Meeting” means a meeting attended by one or more HCPs, HCOs, Payers or Public Officials which the Counterparty has organised or sponsored or which an external organisation (e.g. a medical society) has organised and for which the Counterparty has arranged or sponsored Speakers or Consultants.

“NIS” means a study where the Product is prescribed in the usual manner in accordance with the terms of the marketing authorisation.

“Non-Promotional Activity” means activities which are not Promotional Activities.

“Off Label” means inconsistent with the locally authorised prescribing information for an AstraZeneca product, including indications, uses, doses, or populations that are not included in the local marketing authorisation.

“Partnership” means an agreement that the Counterparty enters into with an organisation to deliver specific measurable outcomes that are solely directed to ensuring patient welfare, including partnerships with non-profit organisations to deliver outcomes that are for the public good.

“Patient Group” means a non-profit organisation (including umbrella organisations to which they belong) mainly composed of patients and/or caregivers that represent and/or support the needs of patients and/or caregivers.

“Payer” means an entity, other than the patient, that finances or reimburses the cost of prescription drugs or healthcare services, e.g. insurance carriers, either private or public (governmental), health plans, or health plan sponsors (employers or unions).

“Promotion,” “Promotional” and “Promotional Activity” means any activity undertaken, organised or sponsored by or on behalf of the Counterparty that is intended to promote the prescription, recommendation, supply, administration, sale or consumption of an AstraZeneca products or services through all media, including the internet.

“Promotional Materials” means any Promotional items or communications that mention an AstraZeneca product name or contain AstraZeneca product or medical information, which are intended for use with, or dissemination to, HCPs and HCOs in a promotional manner.

“Public Officials” are individuals who (i) hold a legislative, administrative or judicial position of any kind whether appointed or elected; (ii) exercise a public function for a country or territory, or any public agency or public enterprise of that country or territory; or (iii) act as an official or agent of a public international organisation.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Sample” means a unit of an AstraZeneca pharmaceutical product that is not to be sold but is provided free of charge to an HCP to allow the HCP and an appropriate patient to determine tolerability and effectiveness of the AstraZeneca product.

“Speaker” means an HCP Service Provider engaged by the Counterparty to speak on behalf of the Counterparty at a Meeting.

“Sponsorship” means the provision of funding in monetary or non-monetary form for an activity or initiative where the Counterparty’s name is associated with the activity, the funding is dedicated to a certain pre-defined initiative/activity and the Counterparty may receive an opportunity to engage in certain activities in association with the sponsorship that may enhance its reputation (such as providing an exhibition stand at a meeting).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 2

Phase 1 Study Plan

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3

Phase 2a study plan

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 4

Phase 2a Manufacturing Services

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 5

12 week Toxicology Studies in Mice and Non-human Primates

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.